Exhibit 99.1

Investor Relations Contact

Monica Prokocki

VP of Finance & Investor Relations

602-767-2100

investor.relations@lifestance.com

LifeStance Reports Second Quarter 2024 Results

SCOTTSDALE, Ariz. – August 8, 2024 – LifeStance Health Group, Inc. (Nasdaq: LFST), one of the nation’s largest providers of outpatient mental healthcare, today announced financial results for the second quarter ended June 30, 2024.

(All results compared to prior-year comparative period, unless otherwise noted)

Q2 2024 Highlights and FY 2024 Outlook

•
Revenue of $312.3 million increased 20% compared to revenue of $259.6 million
•
Clinician base increased 14% to 6,984 clinicians, a sequential net increase of 118 in the second quarter
•
Second quarter visit volumes increased 15% to 2.0 million
•
Net loss of $23.3 million, primarily driven by stock-based compensation, compared to net loss of $45.5 million
•
Adjusted EBITDA of positive $28.6 million compared to Adjusted EBITDA of positive $14.1 million
•
For full year 2024, raising revenue expectations to $1.2 billion to $1.242 billion; raising Center Margin expectations to $363 million to $383 million; raising Adjusted EBITDA expectations to $90 million to $100 million; and reiterating expectations for positive Free Cash Flow

“We continue to execute on our plan. In the first half of 2024, we achieved revenue growth of 20%, delivered operating leverage, and generated positive free cash flow,” said Ken Burdick, Chairman and CEO of LifeStance. “We are raising full year 2024 expectations and remain confident in our ability to deliver on our financial commitments while continuing to improve operational performance.”

Financial Highlights
	Q2 2024	Q2 2023	Y/Y
(in millions)
Total revenue	$312.3	$259.6	20%
Loss from operations	(15.9)	(48.4)	(67%)
Center Margin	97.8	73.0	34%
Net loss	(23.3)	(45.5)	(49%)
Adjusted EBITDA	28.6	14.1	103%
As % of Total revenue:
Loss from operations	(5.1%)	(18.6%)
Center Margin	31.3%	28.1%
Net loss	(7.5%)	(17.5%)
Adjusted EBITDA	9.2%	5.4%

(All results compared to prior-year period, unless otherwise noted)

•
Revenue grew 20% to $312.3 million. Strong revenue growth in the second quarter was driven primarily by higher visit volumes from net clinician growth and improvements in total revenue per visit.
•
loss from operations was $15.9 million, primarily driven by stock-based compensation. Net loss was $23.3 million.
•
Center Margin grew 34% to $97.8 million, or 31.3% of total revenue.
•
Adjusted EBITDA increased 103% to $28.6 million, or 9.2% of total revenue. Adjusted EBITDA as a percentage of revenue increased in the second quarter as a result of higher total revenue per visit, lower center costs as a percentage of revenue, and improved operating leverage from revenue growing faster than general and administrative expenses.

Balance Sheet, Cash Flow and Capital Allocation

For the six months ended June 30, 2024, LifeStance provided $22.2 million cash flow from operations, including $44.1 million during the second quarter of 2024. The Company ended the second quarter with cash of $87.0 million and net long-term debt of $279.5 million.

2024 Guidance

LifeStance is providing the following outlook for 2024:

•
The Company is raising full year revenue to $1.2 billion to $1.242 billion; raising Center Margin to $363 million to $383 million; and raising Adjusted EBITDA to $90 million to $100 million. Additionally, the Company continues to expect to generate positive Free Cash Flow for the full year.
•
For the third quarter of 2024, the Company expects total revenue of $290 million to $310 million, Center Margin of $83 million to $95 million, and Adjusted EBITDA of $15 million to $21 million.

Conference Call, Webcast Information, and Presentations

LifeStance will hold a conference call today, August 8, 2024 at 8:30 a.m. Eastern Time to discuss the second quarter 2024 results. Investors who wish to participate in the call should dial 1-800-715-9871, domestically, or 1-646-307-1963, internationally, approximately 10 minutes before the call begins and provide conference ID number 1488997 or ask to be joined into the LifeStance call. A real-time audio webcast can be accessed via the Events and Presentations section of the LifeStance Investor Relations website (https://investor.lifestance.com), where related materials will be posted prior to the conference call.

About LifeStance Health Group, Inc.

Founded in 2017, LifeStance (Nasdaq: LFST) is reimagining mental health. We are one of the nation’s largest providers of virtual and in-person outpatient mental health care for children, adolescents and adults experiencing a variety of mental health conditions. Our mission is to help people lead healthier, more fulfilling lives by improving access to trusted, affordable, and personalized mental healthcare. LifeStance and its supported practices employ nearly 7,000 psychiatrists, advanced practice nurses, psychologists and therapists and operates across 33 states and more than 550 centers. To learn more, please visit www.LifeStance.com.

We routinely post information that may be important to investors on the “Investor Relations” section of our website at investor.lifestance.com. We encourage investors and potential investors to consult our website regularly for important information about us.

Forward-Looking Statements

Statements in this press release and on the related teleconference that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements. These statements include, but are not limited to, statements with respect to: full year and third quarter guidance and management's related assumptions; the Company’s financial position; business plans and objectives; operating results; working capital and liquidity; and other statements contained in this press release that are not historical facts. When used in this press release and on the related teleconference, words such as “may,” “will,” “should,” “could,” “intend,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” “predict,” “project,” “seek” and similar expressions as they relate to us are intended to identify forward-looking statements. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: we may not grow at the rates we historically have achieved or at all, even if our key metrics may imply future growth, including if we are unable to successfully execute on our growth initiatives and business strategies; if we fail to manage our growth effectively, our expenses could increase more than expected, our revenue may not increase proportionally or at all, and we may be unable to execute on our business strategy; our ability to recruit new clinicians and retain existing clinicians; if reimbursement rates paid by third-party payors are reduced or if third-party payors otherwise restrain our ability to obtain or deliver care to patients, our business could be harmed; we conduct business in a heavily regulated industry and if we fail to comply with these laws and government regulations, we could incur penalties or be required to make significant changes to our operations or experience adverse publicity, which could have a material adverse effect on our business, results of operations and financial condition; we are dependent on our relationships with supported practices, which we do not own, to provide health care services, and our business would be harmed if those relationships were disrupted or if our arrangements with these entities became subject to legal challenges; we operate in a competitive industry, and if we are not able to compete effectively, our business, results of operations and financial condition would be harmed; the impact of health care reform legislation and other changes in the healthcare industry and in health care spending on us is currently unknown, but may harm our business; if our or our vendors’ security measures fail or are breached and unauthorized access to our employees’, patients’ or partners’ data is obtained, our systems may be perceived as insecure, we may incur significant liabilities, including through private litigation or regulatory action, our reputation may be harmed, and we could lose patients and partners; our business depends on our ability to effectively invest in, implement improvements to and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems; actual or anticipated changes or fluctuations in our results of operations; our existing indebtedness could adversely affect our business and growth prospects; and other risks and uncertainties set forth under “Risk Factors” included in the reports we have filed or will file with the Securities and

Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent filings made with the Securities and Exchange Commission. LifeStance does not undertake to update any forward-looking statements made in this press release to reflect any change in management's expectations or any change in the assumptions or circumstances on which such statements are based, except as otherwise required by law.

Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures, including Center Margin, Adjusted EBITDA, and Adjusted EBITDA margin. Tables showing the reconciliation of these non-GAAP financial measures to the comparable GAAP measures are included at the end of this release. Management believes these non-GAAP financial measures are useful in evaluating the Company’s operating performance, and may be helpful to securities analysts, institutional investors and other interested parties in understanding the Company’s operating performance and prospects. This press release also refers to Free Cash Flow, which is calculated as net cash provided by (used in) operating activities less purchases of property and equipment. Management believes Free Cash Flow is a useful indicator of liquidity that provides information to management and investors about the amount of cash generated from our operations that, after investments in property and equipment, can be used for future growth. These non-GAAP financial measures, as calculated, may not be comparable to companies in other industries or within the same industry with similarly titled measures of performance. Therefore, the Company’s non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP, such as net loss or loss from operations.

Center Margin and Adjusted EBITDA anticipated for the third quarter of 2024 and full year 2024 are calculated in a manner consistent with the historical presentation of these measures at the end of this release. Reconciliation for the forward-looking third quarter of 2024 and full year 2024 Center Margin, Adjusted EBITDA guidance and Free Cash Flow is not being provided, as LifeStance does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation. As such, LifeStance management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.

Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results.

# # # #

Consolidated Financial Information and Reconciliations

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except for par value)

	June 30, 2024	December 31, 2023
CURRENT ASSETS
Cash and cash equivalents	$86,969	$78,824
Patient accounts receivable, net	167,220	125,405
Prepaid expenses and other current assets	23,559	21,502
Total current assets	277,748	225,731
NONCURRENT ASSETS
Property and equipment, net	175,941	188,222
Right-of-use assets	160,214	170,703
Intangible assets, net	200,058	221,072
Goodwill	1,293,346	1,293,346
Other noncurrent assets	12,044	10,895
Total noncurrent assets	1,841,603	1,884,238
Total assets	$2,119,351	$2,109,969
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$9,973	$7,051
Accrued payroll expenses	122,578	102,478
Other accrued expenses	38,488	35,012
Contingent consideration	3,809	8,169
Operating lease liabilities, current	49,187	46,475
Other current liabilities	3,624	3,688
Total current liabilities	227,659	202,873
NONCURRENT LIABILITIES
Long-term debt, net	279,459	280,285
Operating lease liabilities, noncurrent	165,751	181,357
Deferred tax liability, net	15,884	15,572
Other noncurrent liabilities	571	952
Total noncurrent liabilities	461,665	478,166
Total liabilities	$689,324	$681,039
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock – par value $0.01 per share; 25,000 shares authorized as of June 30, 2024 and December 31, 2023; 0 shares issued and outstanding as of June 30, 2024 and December 31, 2023	—	—
Common stock – par value $0.01 per share; 800,000 shares authorized as of June 30, 2024 and December 31, 2023; 383,314 and 378,725 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	3,833	3,789
Additional paid-in capital	2,228,771	2,183,684
Accumulated other comprehensive income	2,643	2,303
Accumulated deficit	(805,220)	(760,846)
Total stockholders' equity	1,430,027	1,428,930
Total liabilities and stockholders’ equity	$2,119,351	$2,109,969

consolidated statements of operations and comprehensive loss

(unaudited)

(In thousands, except for Net Loss per Share)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
TOTAL REVENUE	$312,331	$259,578	$612,768	$512,167
OPERATING EXPENSES
Center costs, excluding depreciation and amortization shown separately below	214,525	186,607	420,236	369,594
General and administrative expenses	95,153	101,854	184,087	186,480
Depreciation and amortization	18,600	19,530	41,164	38,599
Total operating expenses	$328,278	$307,991	$645,487	$594,673
LOSS FROM OPERATIONS	$(15,947)	$(48,413)	$(32,719)	$(82,506)
OTHER EXPENSE
(Loss) gain on remeasurement of contingent consideration	(55)	1,539	1,960	2,576
Transaction costs	(792)	(3)	(792)	(89)
Interest expense, net	(5,823)	(5,119)	(11,726)	(10,211)
Other expense	(4)	(24)	(78)	(69)
Total other expense	$(6,674)	$(3,607)	$(10,636)	$(7,793)
LOSS BEFORE INCOME TAXES	(22,621)	(52,020)	(43,355)	(90,299)
INCOME TAX (PROVISION) BENEFIT	(656)	6,542	(1,019)	10,579
NET LOSS	$(23,277)	$(45,478)	$(44,374)	$(79,720)
NET LOSS PER SHARE, BASIC AND DILUTED	(0.06)	(0.13)	(0.12)	(0.22)
Weighted-average shares used to compute basic and diluted net loss per share	379,427	363,161	377,880	362,039

NET LOSS	$(23,277)	$(45,478)	$(44,374)	$(79,720)
OTHER COMPREHENSIVE (LOSS) INCOME
Unrealized (losses) gains on cash flow hedge, net of tax	(243)	2,147	340	877
COMPREHENSIVE LOSS	$(23,520)	$(43,331)	$(44,034)	$(78,843)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Six Months Ended June 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(44,374)	$(79,720)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	41,164	38,599
Non-cash operating lease costs	19,476	20,263
Stock-based compensation	45,131	56,944
Amortization of discount and debt issue costs	844	1,076
Gain on remeasurement of contingent consideration	(1,960)	(2,576)
Other, net	191	2,708
Change in operating assets and liabilities, net of businesses acquired:
Patient accounts receivable, net	(41,815)	(20,558)
Prepaid expenses and other current assets	(2,762)	(15,176)
Accounts payable	3,208	(5,395)
Accrued payroll expenses	20,100	5,158
Operating lease liabilities	(22,082)	(16,929)
Other accrued expenses	5,101	7,282
Net cash provided by (used in) operating activities	$22,222	$(8,324)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(10,214)	(19,310)
Acquisitions of businesses, net of cash acquired	—	(19,820)
Net cash used in investing activities	$(10,214)	$(39,130)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	—	25,000
Payments of debt issue costs	—	(188)
Payments of long-term debt	(1,463)	(1,173)
Payments of contingent consideration	(2,400)	(5,201)
Net cash (used in) provided by financing activities	$(3,863)	$18,438
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	8,145	(29,016)
Cash and Cash Equivalents - Beginning of period	78,824	108,621
CASH AND CASH EQUIVALENTS – END OF PERIOD	$86,969	$79,605
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest, net	$12,626	$9,830
Cash paid for taxes, net of refunds	$(154)	$313
SUPPLEMENTAL DISCLOSURES OF NON CASH INVESTING AND FINANCING ACTIVITIES
Contingent consideration incurred in acquisitions of businesses	$—	$1,985
Acquisition of property and equipment included in liabilities	$1,726	$6,238

RECONCILIATION OF loss FROM OPERATIONS TO CENTER MARGIN

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
(in thousands)
Loss from operations	$(15,947)	$(48,413)	$(32,719)	$(82,506)
Adjusted for:
Depreciation and amortization	18,600	19,530	41,164	38,599
General and administrative expenses (1)	95,153	101,854	184,087	186,480
Center Margin	$97,806	$72,971	$192,532	$142,573
(1)
Represents salaries, wages and employee benefits for our executive leadership, finance, human resources, marketing, billing and credentialing support and technology infrastructure and stock-based compensation for all employees.

RECONCILIATION OF NET loss TO ADJUSTED EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
(in thousands)
Net loss	$(23,277)	$(45,478)	$(44,374)	$(79,720)
Adjusted for:
Interest expense, net	5,823	5,119	11,726	10,211
Depreciation and amortization	18,600	19,530	41,164	38,599
Income tax provision (benefit)	656	(6,542)	1,019	(10,579)
Loss (gain) on remeasurement of contingent consideration	55	(1,539)	(1,960)	(2,576)
Stock-based compensation expense	24,550	33,078	45,131	56,944
Loss on disposal of assets	4	24	78	69
Transaction costs (1)	792	3	792	89
Executive transition costs	560	362	591	522
Litigation costs (2)	292	3,446	829	3,849
Strategic initiatives (3)	407	2,045	1,158	2,452
Real estate optimization and restructuring charges (4)	(103)	3,720	(250)	3,720
Amortization of cloud-based software implementation costs (5)	169	—	180	—
Other expenses (6)	77	297	172	589
Adjusted EBITDA	$28,605	$14,065	$56,256	$24,169
(1)
Primarily includes capital markets advisory, consulting, accounting and legal expenses related to our acquisitions and to the secondary offering completed in the second quarter of 2024.
(2)
Litigation costs include only those costs which are considered non-recurring and outside of the ordinary course of business based on the following considerations, which we assess regularly: (i) the frequency of similar cases that have been brought to date, or are expected to be brought within two years, (ii) the complexity of the case (e.g., complex class action litigation), (iii) the nature of the remedy(ies) sought, including the size of any monetary damages sought, (iv) the counterparty involved, and (v) our overall litigation strategy. During the three and six months ended June 30, 2024 and 2023, litigation costs included cash expenses related to three distinct litigation matters, including (x) a securities class action litigation, (y) a privacy class action litigation and (z) a compensation model class action litigation.
(3)
Strategic initiatives consist of expenses directly related to a multi-phase system upgrade in connection with our recent and significant expansion. During each of the three and six months ended June 30, 2024 and 2023, we continued a process of evaluating and adopting critical enterprise-wide systems for (i) human resources management, (ii) clinician credentialing and onboarding process, and for the three and six months ended June 30, 2023, (iii) a scalable electronic health resources system. Strategic initiatives represents costs, such as third-party consulting costs and one-time costs, that are not part of our ongoing operations related to these enterprise-wide systems. We considered the frequency and scale of this multi-part enterprise upgrade when determining that the expenses were not normal, recurring operating expenses.
(4)
Real estate optimization and restructuring charges consist of cash expenses and non-cash charges related to our real estate optimization initiative, which include certain asset impairment and disposal costs, certain gains and losses related to early lease terminations, and exit and disposal costs related to our real estate optimization initiative to consolidate our physical footprint during the three and six months ended June 30, 2023. As the decision to close these centers was part of a significant strategic project driven by a historic shift in behavior, the magnitude of center closures has been and is expected to be greater than what would be expected as part of ordinary business operations and do not constitute normal recurring operating activities. During the three and six months ended June 30, 2024, real estate optimization and restructuring charges consisted of certain gains and losses related to early lease terminations of previously abandoned real estate leases in 2023.
(5)
Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within general and administrative expenses included in our unaudited consolidated statements of operations and comprehensive loss.
(6)
Primarily includes costs incurred to consummate or integrate acquired centers, certain of which are wholly-owned and certain of which are supported practices, in addition to the compensation paid to former owners of acquired centers and related expenses that are not reflective of the ongoing operating expenses of our centers. Acquired center integration and other are components of general and administrative expenses included in our unaudited consolidated statements of operations and comprehensive loss. Former owner fees is a component of center costs, excluding depreciation and amortization included in our unaudited consolidated statements of operations and comprehensive loss.